As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-217450

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

voxeljet AG

(Exact name of registrant as specified in its charter)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)

Paul-Lenz Straße 1a

86316 Friedberg, Germany

Tel: (49) 821 7483 100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

OPTION PLAN 2017

(Full title of the Plan)

Corporation Service Company

1090 Vermont Avenue N.W.

Washington, DC 20005

(800) 927-9800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard Aftanas, Esq.

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
Telephone: (212) 918-3000
Fax: (212) 918-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act

DEREGISTRATION OF SECURITIES

This post-effective amendment relates to Registration Statement (File No. 333-217450) of voxeljet AG (the “Registrant”), filed April 25, 2017 with the Securities and Exchange Commission (the “SEC”) to register 372,000 shares of the Registrant’s Ordinary Shares, €1 nominal value per share (the “Registration Statement”).

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statement as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Friedberg, Germany on the 29th day of March, 2024.

VOXELJET AG

By:	/s/ Dr. Ingo Ederer

Name:	Dr. Ingo Ederer

Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States, has signed this Post-Effective Amendment on Form S-8 in Canton, Michigan on the 29th day of March, 2024.

VOXELJET AG

By:	/s/ Michael Dougherty
Name: Michael Dougherty
Title: Managing Director, voxeljet America Inc.

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